Exhibit 5.1

June 22, 2023

Tilray Brands, Inc.

265 Talbot Street West

Leamington, Ontario, Canada

Ladies and Gentlemen:

We are acting as counsel to Tilray Brands, Inc., a Delaware corporation (the “Company”), in connection with the offering of up to 1,471,295 shares of its common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of warrants (the “Warrants”) to purchase shares of Common Stock (the “Shares”) that were assumed by the Company pursuant to an arrangement agreement, dated as of April 10, 2023, as amended on June 1, 2023 (as amended, the “Arrangement Agreement”), by and between the Company and HEXO Corp. a corporation existing under the laws of the Province of Ontario, as described in the Prospectus (as defined below), pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-267788) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated June 22, 2023, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Registration Statement was filed with the Commission and became automatically effective on October 7, 2022.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in relation to the registration of the issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of laws of the State of Delaware. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “laws of the State of Delaware” includes the Delaware laws and rules, regulations and orders thereunder that are currently in effect, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

With respect to our opinion expressed below, we have assumed that at or prior to the time of issuance of the Shares, the Registration Statement will not have been modified, withdrawn or deregistered and that there will not have occurred any change in law affecting the validity of the issuance of the Shares.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered upon exercise and payment of the exercise price of the applicable Warrants, and in accordance with the terms of the applicable Warrants, will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Prospectus Supplement. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update or supplement this opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on or about June 22, 2023, which will be incorporated by reference in the Registration Statement, and the reference to us under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)